UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023 (September 26, 2023)

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39289	98-1524224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	CANO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 29, 2023, the Board of Directors (the “Board”) of Cano Health, Inc. (the “Company”) elected Eladio Gil, currently serving as Chief Operating Officer of Care Management Resources, LLC, a subsidiary of the Company, as the Company’s Interim Chief Financial Officer.

Prior to his appointment as the Company’s Interim Chief Financial Officer, Mr. Gil, age 59, served as Chief Operating Officer of Care Management Resources, LLC, a subsidiary of the Company, since January 2018. Prior to that, Mr. Gil served as Vice President of Care Delivery for Humana Inc. from March 2014 to September 2017, as Chief Financial Officer of CarePlus Health Plans from September 2011 to February 2014 and Executive Director of the Long-Term Care Program of United Health Group from January 2008 to September 2011. Mr. Gil earned a Bachelor’s of Business Administration, Finance, with a minor in accounting, from Florida International University, is qualified as a CPA and is a member of the Florida Institute of Certified Public Accountants.

Mr. Gil will replace Brian Koppy, who on September 26, 2023, tendered his resignation as the Company’s Chief Financial Officer, as well as all positions he holds at the Company’s subsidiaries, effective September 28, 2023. The Board intends to conduct a search process to identify a permanent Chief Financial Officer.

Gil Letter Agreement

In connection with his appointment as Interim CFO, Mr. Gil and the Company entered into an amendment to Mr. Gil’s Employment Agreement, dated as of September 28, 2023 (the “Employment Agreement Amendment”), pursuant to which Mr. Gil will serve as the Company’s Interim CFO on an “at will” basis until the date on which a permanent Chief Financial Officer commences employment (such period, the “Transition Period”), subject to earlier termination on 6 months’ notice.

Mr. Gil will be paid a base salary at an annualized rate of $300,000 and he will be eligible to receive target cash incentive compensation of 35% of his annualized base salary in respect of the Company’s 2023 fiscal year, subject to the terms of the Company’s 2023 Executive Incentive Compensation Program. Mr. Gil will also be eligible to receive an annual equity award of performance-based restricted stock units in respect of the Company’s 2023 fiscal year with a target value of $400,000, vesting in shares of the Company’s Class A common stock. In addition, Mr. Gil will be eligible to receive a $100,000 one-time award of restricted stock units vesting in shares of the Company’s Class A common stock in full on November 10, 2024, the first anniversary of his election as Interim CFO, subject to his continued employment with the Company or one of its subsidiaries through such time.

As Interim CFO, Mr. Gil will be indemnified to the fullest extent provided by the Company’s organizational documents (which includes advancement of expenses) and covered by the Company’s directors and officers liability policy as an insured in respect of his activities as a Company officer.

Other than as amended by the Employment Agreement Amendment, the terms of Mr. Gil’s original Employment Agreement (the “Gil Existing Employment Agreement”) remain unchanged. The descriptions of Mr. Gil’s employment and compensation terms are not complete and are qualified by reference to the Employment Agreement Amendment and the Gil Existing Employment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, attached hereto and they are incorporated herein by reference in their entirety.

There are no family relationships between Mr. Gil and any of the Company’s directors or executive officers and there are no related-party transactions as referred to in Item 404(a) of Regulation S-K with Mr. Gil.

Item 7.01	Regulation FD Disclosure.

On September 29, 2023, the Company issued a press release regarding the matters described under Item 5.02. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 7.01. The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement Amendment, dated as of September 28, 2023, by and between Cano Health, LLC and Mr. Eladio Gil.

10.2	Employment Agreement, dated as of May 19, 2023, by and between Cano Health, LLC and Mr. Eladio Gil.

99.1	Press Release dated September 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2023	CANO HEALTH, INC.

	By:	/s/ Mark Kent
	Name:	Mark Kent
	Title:	Chief Executive Officer